UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2026

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

751 Broad Street

Newark, NJ 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, Par Value $.01	PRU	New York Stock Exchange
5.950% Junior Subordinated Notes	PRH	New York Stock Exchange
5.625% Junior Subordinated Notes	PRS	New York Stock Exchange
4.125% Junior Subordinated Notes	PFH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Prudential Financial, Inc. (the “Company”) has received notice of an unsolicited “mini-tender” offer by Potemkin Limited (“Potemkin”) to purchase up to 100,000 shares of the Company’s common stock. The offer price of $60.70 per share is approximately 37.36 percent lower than the $96.90 per share closing price for the Company’s common stock on April 10, 2026. The shares subject to Potemkin’s offer represent approximately 0.03 percent of the shares of the Company’s outstanding common stock.

The Company does not endorse Potemkin’s unsolicited mini-tender offer and is not associated in any way with Potemkin, its mini-tender offer, or its mini-tender offer documents.

On April 13, 2026, the Company issued a news release informing its shareholders that the Company does not endorse Potemkin’s unsolicited mini-tender offer and recommending that shareholders not tender their shares to Potemkin. Shareholders who have already tendered their shares may withdraw them in the manner described in the Potemkin mini-tender offer documents prior to the expiration of the offer. Potemkin’s offer is currently scheduled to expire at 5:00 p.m., New York City time, on March 26, 2027. Additional information concerning mini-tender offers is included, or referred to, in the Company’s news release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	News release dated April 13, 2026 (furnished and not filed).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2026

PRUDENTIAL FINANCIAL, INC.

By:	/s/ Brian P. Spitser
Name: Brian P. Spitser Title: Vice President and Assistant Secretary